May 2022Investor Presentation

This presentation contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples and statements related to potential returns on our common stock included herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic, including the ultimate impact of COVID-19 on our business, financial performance and operating results, fluctuations in interest rates and credit spreads, and our ability to realize the benefits of actions taken or to be taken to reposition our balance sheet. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Form 10-Q or other filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic and the evolving interest rate environment. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. 2 Safe Harbor Statement

3 Cautionary Statement Regarding Endnotes You are encouraged to carefully read the endnotes that are a part of this presentation and start on slide 38 hereto. The endnotes include important information, including details regarding the assumptions we utilize to prepare the illustrative examples contained herein. Such illustrative examples are not a guarantee of future performance and should not be considered financial guidance. The endnotes also point out that certain of the statements contained herein are subject to a number of assumptions and other factors, many of which are beyond the Company's control, and that actual results may differ from the statements contained herein, and such differences may be material. The endnotes also help the reader identify certain forward- looking statements and provide further detail about certain of the statements contained herein, including some of the non-GAAP metrics.

Company Overview

• An internally-managed commercial real estate finance company operating as a REIT, that is focused on originating and investing in floating-rate, first mortgage loans secured by institutional-quality transitional properties. • Investment objective emphasizes preservation of capital while generating attractive risk-adjusted returns over the long-term, primarily through dividends derived from current income produced by the loan portfolio. • $4.2 billion** defensively-positioned nationwide investment portfolio that is diversified across property types, geographies and sponsors. • Solution-driven senior investment team with deep industry relationships and decades of real estate lending experience across economic, credit and interest rate cycles. • Conservatively managed balance sheet with a well-balanced funding profile, moderate leverage and over $1 billion of equity capital. • GPMT is a member of the S&P 600 Small Cap index. 5 * Except as otherwise indicated in this presentation, reported data is as of, or for the period ended, March 31, 2022. ** Includes maximum loan commitments. Outstanding principal balance of $3.8 billion. Company Overview*

Corporate Snapshot

$4.2 billion* Portfolio of 103 Loan Investments	**100% Loans** 99% Senior Loans 98% Floating Rate	**$37 million** Average UPB	**5.0%** Weighted Average Yield	**63.2%** Weighted Average LTV**	
$3.9 billion Financing Capacity $2.9B Outstanding	**2.5x** Total Debt-to-Equity Leverage**	**0.9x** Recourse Debt-to-Equity Leverage	**~74%** Non-Mark-to-Market Borrowings	**$150 million†** Cash Balance	

STRATEGY OVERVIEW

- Originate high quality floating-rate first mortgage loans on transitional U.S. commercial real estate.
- Long-term, fundamental value-oriented philosophy.
- Heavy focus on relative value; highly selective and emphasizing broad diversification.
- Well-respected lending platform and a well-established, repeat CRE CLO issuer.
- Broadly-diversified capitalization profile with moderate leverage.
- Long-standing lender relationships.

BALANCE SHEET OVERVIEW

Investment Portfolio††



Industrial, 4.8%
Other, 1.4%
Retail, 9.2%
Hotel, 12.4%
Office, 44.6%
Multifamily, 27.6%

Loan Yield: 5.0%

Capitalization



Term Financing Facility
Term Loan
Asset Specific
Senior Convertible Notes
Repurchase Facilities
CLOs

Cost of Funds: 3.3%

* Includes maximum loan commitments. Outstanding principal balance of $3.8 billion.
** See definition in the appendix.
† As of May 24, 2022.
†† Includes mixed-use properties.

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Investment Highlights 7 EXPERIENCED AND CYCLE-TESTED SENIOR CRE TEAM ▪ Each senior investment team member has over 20 years of experience in the commercial real estate debt markets: including extensive backgrounds in investment management and structured finance. ▪ Broad and long-standing direct relationships within the commercial real estate lending market. ATTRACTIVE AND SUSTAINABLE MARKET OPPORTUNITY ▪ The U.S. CRE lending markets offer an enduring opportunity for non-bank specialty finance companies, which are expected to continue to gain market share over time. ▪ Senior floating-rate loans remain an attractive value proposition. DIFFERENTIATED DIRECT ORIGINATION PLATFORM ▪ Nationwide lending program targeting income-producing, institutional-quality properties and high quality, experienced sponsors across the top institutional markets. ▪ Geographic diversification helps mitigate concentrated event risk. ▪ Fundamental, value-driven investing, combined with credit intensive underwriting and focus on cash flow, as key underwriting criteria. HIGH CREDIT QUALITY INVESTMENT PORTFOLIO ▪ Portfolio with total loan commitments of $4.2 billion*, a weighted average stabilized LTV of 63.2%** and weighted average all-in yield at origination of LIBOR/SOFR 4.06%.** ▪ 100% loan portfolio well-diversified across property types, geographies and sponsors. ▪ Strong collections of interest due on loans. DIVERSIFIED FINANCING PROFILE ▪ Moderate balance sheet leverage and a diversified funding mix including CLO securitizations, senior secured credit facilities, asset-specific financings, and senior unsecured convertible notes. ▪ Emphasis on term-matched, non-recourse and non-mark-to-market types of financing such as CLO securitizations and other types of funding facilities. * Includes maximum loan commitments. Outstanding principal balance of $3.8 billion. ** See definition in the appendix.

Experienced and Cycle-Tested Senior Leadership

YEARS OF EXPERIENCE



JACK TAYLOR
PRESIDENT AND CHIEF EXECUTIVE OFFICER

- Previous experience: Head of Global Real Estate Finance, Prudential Real Estate Investors; earlier built and led real estate finance businesses at: Kidder, Peabody; PaineWebber; UBS; and Five Mile Capital Partners
- Holds a J.D. from Yale Law School, a MSc. in international relations from LSE and a B.A. in philosophy from the University of Illinois

25+



STEPHEN ALPART
CHIEF INVESTMENT OFFICER, CO-HEAD OF ORIGINATIONS

- Previous experience: Managing Director, Prudential Real Estate Investors; over 25 years of real estate finance, debt investing and workout/restructuring experience at GMACCM/Capmark, UBS/PaineWebber and E&Y Kenneth Leventhal
- Holds a M.B.A. in Finance & Real Estate from NYU and a B.S. in Business Administration, Accounting and Economics from Washington University

25+



PETER MORRAL
CHIEF DEVELOPMENT OFFICER, CO-HEAD OF ORIGINATIONS

- Previous experience: Over 25 years of CRE debt experience with senior positions in origination, capital markets, credit, distribution, and investing in various capacities at: Annaly, UBS, Wachovia, and Bank of America
- Holds a M.B.A. from the Ohio State University and a B.L.A. in History from the University of Connecticut

25+



STEVEN PLUST
CHIEF OPERATING OFFICER

- Previous experience: Managing Director, Prudential Real Estate Investors; over 25 years of real estate finance and capital markets experience at Kidder, Peabody; PaineWebber; UBS; and Five Mile Capital Partners
- Holds a M.B.A. from Columbia University and a B.S. in Chemistry from Rensselaer Polytechnic Institute

25+



MARCIN URBASZEK, CFA®
CHIEF FINANCIAL OFFICER

- Previous experience: Financial Institutions investment banking at Credit Suisse, U.S. Banks Equity Research at Citigroup, Equity-linked Capital Markets at JPMorgan
- Holds a B.B.A. in Finance, from Zicklin School of Business, Baruch College, CUNY; CFA® Charterholder

20+

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Seasoned and Cohesive Team with Top Tier Multidisciplinary Expertise 9 DECADES OF BROAD EXPERIENCE SUCCESSFULLY NAVIGATING MANY ECONOMIC AND MARKET CYCLES ✓ Decades of balance sheet lending experience managing unlevered and levered portfolios of CRE debt investments and serving as a fiduciary for third party investor capital ✓ Successfully and profitably navigated multiple economic, real estate and capital markets cycles, benefiting from credit discipline as well as extensive asset management and workout experience ✓ Developed a CRE debt platform within a public mortgage REIT; executed an IPO/Spin-off of GPMT and successfully raised additional growth capital ✓ Established GPMT as a leading balance sheet CRE lender with long-standing borrower, property owner and broker relationships driving significant volume of directly originated attractive investment opportunities ✓ GPMT has a well-balanced funding profile, is a large and repeat CRE CLO issuer, and has access to multiple financing sources ✓ Internally-managed structure with a fully staffed, cross functional team with multidisciplinary experience provides many benefits and positions the company well for accretive growth and realization of economies of scale Real Estate Finance Credit Risk Underwriting Direct Loan Origination Asset Finance & Capital Markets Ratings Agency Asset Mgmt., Loan Workouts & REO Private Credit & Equity CMBS Conduit & Loan Securitization Legal & Corporate Governance Human Resources Strategy & Corporate Finance Audit, Tax & Corporate Treasury MULTIDISCIPLINARY EXPERTISE

10 Recent Accomplishments Have the Ability to Meaningfully Improve Run-Rate Earnings OVER THE LAST FEW QUARTERS WE HAVE CONTINUED TO EXECUTE ON OUR STRATEGIC PRIORITIES, WHICH HAVE REPOSITIONED OUR BALANCE SHEET WITH THE GOAL OF IMPROVING OUR RUN-RATE EARNINGS(1) AND DIVIDENDS OVER TIME(2) ✓Resolved three of four nonaccrual loans resulting in improved run-rate earnings and significantly reducing nonaccruals ratio to approximately 2.7%(3) of total loan portfolio. ✓Fully repaid $225 million of borrowings under the higher-cost senior secured term loan facilities, significantly improving our net interest margin and our debt capacity allowing for further portfolio growth in a rising rate environment. ✓Raised over $200 million of preferred equity capital to support growth and to reduce higher-cost corporate debt, while benefiting from improved operating leverage as an internally-managed REIT. ✓Released approximately $180 million of capital through refinancing two de-levered legacy funding vehicles(4), which resulted in lower cost of funds and provided liquidity to repay higher-cost corporate debt and additional portfolio growth. OUR ACCOMPLISHMENTS HAVE POSITIONED GRANITE POINT WELL TO OFFSET THE IMPACTS OF THE RISING INTEREST RATE ENVIRONMENT AND TO CONTINUE EXECUTING ON OUR PRIORITIES TO IMPROVE RUN-RATE EARNINGS

The Benefits of Our Actions Have Not Yet Been Fully Reflected in Our Financial Results (5) 11 Illustrative Estimated Impact on Quarterly Run-Rate Net Interest Income Per Share(6) Potential benefit from current investment pipeline (loans closing post-Q1 2022) ~$0.02 Potential cost of funds on proceeds released through refinancings of legacy funding vehicles in Q2 2022 ~$(0.03) – $(0.04) Potential benefit from repaying the remaining $100 million term loan borrowings in Q2 2022 ~$0.05 Potential benefit from deploying current excess liquidity into new loans in the coming months(7) ~$0.02 – $0.03 Illustrative potential impact of recent actions on quarterly run-rate net interest income per share ~$0.05 – $0.06 • Our current investment pipeline of about $200 million of total loan commitments that have either already closed post March 31 or are in the closing process are estimated to improve run-rate profitability. • The full repayment in Q2 of the remaining $100 million in borrowings under the higher-cost senior secured term loan facilities is estimated to more than offset the funding costs on the capital released from the refinancing of legacy funding vehicles. • Investing current excess liquidity into new loans over the coming months may provide additional benefits. ACTIONS WE HAVE ALREADY TAKEN, WHEN FULLY-REFLECTED IN OUR FINANCIAL RESULTS, HAVE THE ABILITY TO MEANINGFULLY INCREASE OUR RUN-RATE PROFITABILITY* * Data in this slide is estimated as of May 10, 2022.

$(0.03) $(0.06) $(0.07) $(0.05) $(0.02) $0.03 $0.00 $(0.01) $0.01 $0.03 0.50% 1.00% 1.50% 2.00% 2.50% Illustrative Estimated Impact of Changes in Short-Term Interest Rates on Quarterly Net Interest Income Per Share Illustrative Potential Net Impact of Recent Actions on Quarterly Run-Rate Net Interest Income Per Share Potential Offsets to the Impact of Rising Short-Term Interest Rates(8) 12 • The quarterly net interest income sensitivity illustrates a hypothetical impact of higher short-term interest rates on our balance sheet as of Q1 2022. The timing and magnitude of any change in interest rates could result in materially different results. • Our recent actions, when fully-reflected in our financial results, have the ability to improve our quarterly run-rate net interest income by an estimated $0.05 – $0.06 per share. ILLUSTRATIVE SENSITIVITY OF QUARTERLY NET INTEREST INCOME PER SHARE TO CHANGES IN BENCHMARK INTEREST RATES AND ILLUSTRATIVE POTENTIAL FULLY-REFLECTED NET IMPACT OF RECENT ACTIONS(9) Change in 1-Month U.S. LIBOR/SOFR (%) Potential illustrative estimated impact of balance sheet repositioning Interest Rate at 3/31/22 LIBOR: 0.45% SOFR: 0.30%

13 Further Actions May Generate Additional Benefits KEY PRIORITIES AND GOALS(10) • Resolving the one remaining nonaccrual loan and redeploying the capital invested in it into earning-assets can generate incremental run-rate profitability. – We are actively working to resolve our one remaining nonaccrual loan on a retail property in Pasadena, CA. The loan has a $114 million UPB and approximately $100 million carrying value and is currently held unlevered. • We are actively pursuing additional opportunities to further rationalize our funding and increase total debt-to- equity leverage from 2.5x in Q1 2022 closer to our target range of 3.0x – 3.5x, which would afford additional portfolio growth opportunities and could incrementally improve our run-rate profitability. • Our strategy emphasizes increasing our run-rate earnings and dividends and to help close the gap between our stock price and book value. • Growing our business could potentially provide opportunities to realize additional operating leverage benefits as an internally-managed company. WE BELIEVE THAT OUR RECENT ACCOMPLISHMENTS, COMBINED WITH THE ADDITIONAL STEPS WE ARE ACTIVELY PURSUING, HAVE THE ABILITY TO GENERATE ATTRACTIVE TOTAL RETURNS TO OUR STOCKHOLDERS

ILLUSTRATIVE EXAMPLE WITH POTENTIAL TOTAL RETURN OF 68%(12) Potential Attractive Total Return (11) 14 • Our overall objective is to deliver attractive risk-adjusted total returns to our stockholders by generating an attractive dividend income stream while preserving our investors’ capital over time. • Our recent actions have been taken with the goals of improving our run-rate earnings and dividends and to help close the gap between our stock price and book value. • While we believe that our recent accomplishments have the ability to meaningfully improve our run-rate profitability, further actions may generate additional benefits. • Based on current market price, Granite Point’s stock may offer a potential attractive total return. May 6, 2022 Stock Price $10.17 Stock Price Appreciation to Adjusted Book Value of $5.98 Annual Cash Dividend $1.00 Adjusted Book Value Per Share of $16.15 Total Implied Value $17.15 per share

Investment Strategy and Origination Platform

$100 million GPMT Senior Loan $65 million 100% 65% 48.75% GPMT Equity Investment $16.25 million Financing Facility Advance $48.75 million Borrower’s Equity $35 million LTV Investment Strategy Targeting Senior Loans 16 I LLUSTR AT IVE PROPE RT Y CAP ITAL STRUCTUR E FLOATING RATE FIRST MORTGAGE LOANS PROVIDE EXPOSURE TO COMMERCIAL REAL ESTATE SECTOR AT AN ATTRACTIVE POSITION WITHIN A PROPERTY'S CAPITAL STRUCTURE • Our senior loans are senior to a property owner’s significant equity investment. • The borrower’s equity investment usually provides a credit support cushion of 25-35% of a property’s value. • Focused approach to direct originations and intensive credit underwriting creates attractive first mortgage loan investments with downside protection. • Prioritizing lending on income producing, institutional- quality properties produces cash flow coverage for our loans and generates attractive risk-adjusted returns on our investments.

* See definition in the appendix Target Investments and Portfolio Construction 17 KEY TENETS OF STRATEGY PORTFOLIO CONSTRUCTION ✓ Long-term, fundamental, value-driven philosophy avoiding “sector bets” and “momentum investments” ✓ Emphasize durable and identifiable cash flow rather than sale value of collateral property by lending on income- producing, institutional-quality real estate ✓ Intensive, multifaceted credit diligence through bottom-up underwriting and prioritizing high-quality, well-capitalized and experienced sponsors ✓ Thoughtfully structured loans that provide downside protection; the property is the collateral, but the loan is the investment ✓ Active balance sheet and liquidity management; moderate leverage and maintaining access to a diverse set of funding sources while prioritizing stability of non-mark-to- market financing ✓ Nationwide portfolio constructed on a loan-by-loan basis emphasizing diversification by property type, market and sponsorship ✓ Floating rate first mortgage loans secured by income- producing U.S. commercial real estate ✓ Loans of $20 million to $150 million secured by a variety of asset types (primarily multifamily, office, warehouse/industrial, self-storage, and others) ✓ Transitional properties located in the top institutional markets across the U.S. with strong economic, demographic and real estate fundamentals ✓ Stabilized LTVs* generally ranging from 55% to 70% ✓ Generally target loan yields of SOFR + 3.0% to 4.0%+ ✓ Sponsorship, business plan and loan terms are key considerations in addition to the quality of property collateral, demographics and geographic location THE COMPANY HAS A SUCCESSFUL INVESTMENT PHILOSOPHY THAT HAS BEEN SUCCESSFULLY TESTED THROUGH MULTIPLE ECONOMIC, INTEREST RATE AND REAL ESTATE CYCLES

High-quality Diversified Portfolio with Scale 18 • Diversification is a key tenet of our investment strategy • Search for relative value nationwide as we construct our portfolio • Approximately 75% of our portfolio is secured by properties located in the largest 25 markets, offering compelling lending opportunities on institutional-quality real estate supported by strong sponsorship • Sponsorship, business plan and loan terms are as important as geographical location TARGETING LARGER INSTITUTIONAL MARKETS IN THE U.S., THAT OFFER COMPELLING INVESTMENT CHARACTERISTICS CONSISTENT WITH OUR OVERALL INVESTMENT THESIS

Relationships •Directly sourcing a large volume of investment opportunities through established relationships, high-integrity reputation and extensive market knowledge and experience •Originating loans often involves multiple counterparties, including both operators and mortgage brokers, and established relationships with multiple touch points help drive transaction volume Process •Employ a highly-disciplined sourcing, screening and underwriting process focused on resource efficiency, to identify the best investment opportunities and provide reliable, timely and creative solutions to borrower counterparties •The origination process is combined with the financing and capital markets function, driving an efficient feedback loop during underwriting and structuring Results •Many lending opportunities are time of the essence, creating a need for reliability and reputation for acting in good faith, which offers a means of differentiation and drives repeat business •Since inception in 2015, the team has sourced and evaluated tens of billions of dollars of opportunities, while closing on over $6 billion of loan investments Direct Origination Platform Supported by Strong Reputation and Longstanding Relationships DIFFERENTIATED ORIGINATION STRATEGY TARGETING HIGH-QUALITY LOANS ON INSTITUTIONAL-QUALITY PROPERTIES ACROSS ATTRACTIVE MARKETS WITH WELL-CAPITALIZED AND EXPERIENCED SPONSORS • Borrowers range from large private equity firms and national operators to regional and local owners/operators with extensive market and property-type expertise • Team of 7 seasoned originators with an average of over 15 years of experience and longstanding relationships with various market participants 19

Rigorous and Highly Selective Investment Process 20 Billions of dollars of investment opportunities annually are sourced and reviewed. For every 100 transactions we source and review, on average, we do a deeper review on approximately 25% of them … … and historically, we close and fund 2-3% of the opportunities we review. ✓ Deep relationships ✓ Reputation as a high-integrity partner providing certainty of and speed of execution ✓ Solution driven ideas and flexibility to accommodate property business plans H OW WE D IF F E R E NT IATE OUR SE LVE S PE Firms Funds REITs Owners / Operators Brokers Co-Lenders MULT IPLE SOURCING CH ANNE LS Credibility, solution driven ideas, reliability and reputation drive repeat business and the Company’s success as a direct origination platform. ORIGINATION APPROACH PRODUCES A LARGE UNIVERSE OF OPPORTUNITIES FROM WHICH THE MOST ATTRACTIVE INVESTMENTS ARE SELECTED FOR OUR PORTFOLIO

Credit Culture Based on Key Principles 21 • Portfolio construction on a loan-by-loan basis with each investment standing on its own merits and adhering to our overall credit culture • Significant amount of resources are committed upfront to ensure comprehensive underwriting and structuring • Team originating a loan remains responsible for monitoring and managing that investment until capital is repaid Rigorous Underwriting ▪ Property ▪ Markets ▪ Sponsor ▪ Business plan Structuring ▪ Legal document diligence ▪ Loan structure ▪ Lender rights Asset Management ▪ Accountability for loan performance ▪ Proactive monitoring ▪ Borrower dialogue OUR CREDIT CULTURE HAS BEEN DEVELOPED AND NURTURED OVER OUR SENIOR CRE TEAM’S LONG TENURE IN COMMERCIAL REAL ESTATE DEBT MARKETS

Life Cycle of a Loan Investment ORIGINATIONS AND OPERATIONS PROCESS INVOLVES CONTINUOUS COMMUNICATIONS ACROSS THE COMPANY FROM DEAL SOURCING THROUGH ASSET MANAGEMENT 22 Sourcing Underwriting Closing Financing Ongoing Asset Management • Broad industry relationships with a variety of market participants • Multiple touch points on a given transaction • Daily meetings to review pipeline or screen potential opportunities • Members of the Investment Committee get involved early • Underwriting is done in-house and focused on collateral and sponsor analysis, business plan review and exit strategy • Engage third party appraisers, engineers and other consultants • Visit each property / local market before closing • Negotiate term sheet detailing key investment terms • Engage select group of experienced law firms to help negotiate loan documents • Closely coordinate internally on financing, treasury, tax, legal, accounting and other areas • Diversified sources of loan-level financing • Multiple financing facilities with large financial institutions • CRE CLOs • Structured financings • Originators are also asset managers • While we contract with third party servicers to administer the loans, the deal teams retain key decision making authority on major property items (budgets, lease approvals, etc.) Members of the Investment Committee involved throughout

Coordinated and Comprehensive Approach to Asset Management 23 ORIGINATION TEAM THAT SOURCES A LOAN REMAINS RESPONSIBLE FOR ASSET MANAGING IT THROUGHOUT ITS LIFECYCLE UNTIL REPAYMENT • 5-point loan risk rating system • Deal teams retain key decision-making authority on asset management (budgets, lease approvals, monitoring, tracking business plan, etc.) – Frequent communication and feedback with property owners • While key decision-making authority is held by the Company, third party servicers are used to increase efficiency and leverage internal resources – Longstanding relationship with Trimont Real Estate Advisors – Handpicked team at Trimont of fully-dedicated and experienced asset management and servicing professionals • Asset management provides a key early warning system for credit issues, and in many cases can prevent them from occurring – Monitor to ensure compliance with loan terms – Review draw requests for leases and capital items – Remain proactive when business plans begin to slip • Transitional business plans are by nature organic and are expected to evolve over time – Ongoing proactive asset management is a critical component of risk management and in meeting the ongoing needs of borrowers as their business plans evolve

Portfolio Overview

Northeast, 37.6% West, 19.8% Southwest, 18.8% Southeast, 18.7% Midwest, 6.1% Total Portfolio: $1.8 billion Average Loan Balance: ~$42.8 million Senior Loans: 89.6% Office, 50.8% Multifamily, 17.1% Retail, 15.9% Industrial, 9.3% Hotel, 6.9% Track Record of Investment Portfolio Expansion and Diversification 25 At IPO March 31, 2022 G e o g ra p h y Total Portfolio: $4.2 billion* Average Loan Balance: ~$36.9 million Senior Loans: 99.6% P ro p e rt y Ty p e December 31, 2019 Total Portfolio: $5.0 billion Average Loan Balance: ~$35.1 million Senior Loans: 98.7% Northeast, 28.5% Southwest, 21.7%West, 17.3% Midwest, 16.8% Southeast, 15.7% Office, 42.5% Multifamily, 24.9% Hotel, 15.0% Retail, 9.4% Industrial, 7.3% Other, 0.9% PORTFOLIO DIVERSIFICATION IS A KEY TENET OF OUR INVESTMENT AND RISK MANAGEMENT STRATEGY * Includes maximum loan commitments. Outstanding principal balance of $3.8 billion. Northeast, 24.7% Southwest, 21.9% Southeast, 18.6% West, 17.7% Midwest, 17.1% Office, 44.6% Multifamily, 27.6% Hotel, 12.4% Retail, 9.2% Industrial, 4.8% Other, 1.4%

$3,797 $3,797 $- $1,000 $2,000 $3,000 $4,000 $5,000 12/31/2021 1Q22 Fundings & Deferrals 1Q22 Prepayments, Amortization & Loan Sale 3/31/2022 $ I n M il li o n s Q1 2022 PORTFOLIO ACTIVITY(14) First Quarter 2022 Portfolio Activity 26 * See definition in the appendix. ** See definition of “All-in Yield at Origination” in the appendix. ORIGINATIONS BY PROPERTY TYPE(13) $173 $(172) $4,169 $372 Total maximum commitments Future funding commitments ORIGINATIONS BY GEOGRAPHY • Total funding activity of $172.9 million: – Closed on $153.7 million of total commitments; $142.4 million of new originations, and one loan upsize of $11.3 million. Initial fundings of new loans of $131.6 million. • Weighted average stabilized LTV of 59.0%* • Weighted average yield of SOFR + 3.88%** – Funded $34.6 million of existing loan commitments and $6.2 million related to upsizing of one loan. • Realized prepayments and principal amortization of $118.4 million, and a loan sale of $54.0 million. Industrial, 67.9% Office, 32.1% Northeast, 67.9% Southeast, 17.4% West, 14.7% (15)

9.0% 56.5% 17.4% 14.1% 3.0% 1 2 3 4 5 Investment Portfolio as of March 31, 2022 27 PROPERTY TYPE(13) GEOGRAPHY STABILIZED LTV* RISK RATINGS * See definition in the appendix. KEY PORTFOLIO STATISTICS Outstanding Principal Balance $3.8 billion Total Loan Commitments $4.2 billion Number of Investments 103 Average UPB ~$36.9 mil Weighted Average Yield at Origination* L+/S + 4.06% Weighted Average Stabilized LTV* 63.2% Weighted Average Fully-Extended Remaining Term(16) 2.5 years High-quality, well-diversified, 98% floating-rate portfolio comprised of over 99% senior first mortgage loans with a weighted average stabilized LTV at origination of 63.2%.* Office, 44.6% Multifamily, 27.6% Hotel, 12.4% Retail, 9.2% Industrial, 4.8% Other, 1.4% Northeast, 24.7% Southwest, 21.9% Southeast, 18.6% West, 17.7% Midwest, 17.1% 31.6% 27.4% 21.3% 17.7% 2.0% 0 - 60% 60 - 65% 65 - 70% 70 - 75% 75 - 80%

Select Case Studies*






Investment	Boston Industrial	Arkansas Multifamily	Atlanta Industrial
Loan Type	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan
Investment Date	03/2022	10/2021	10/2021
Collateral	586,590 SF Industrial Property	264 Unit Garden Style Multifamily Property	618,301 SF Industrial Property
Location	Leominster, MA	Jonesboro, AR	Atlanta, GA
Committed Amount	$50 million	$32 million	$26 million
Coupon	S + 3.25%	L + 3.15%	L + 3.15%
Stabilized LTV	60.8%	63.1%	64.5%
Investment rationale	Acquisition with ability to renew anchor tenant or lease to new tenants at higher rental rates.	Acquisition with opportunity to increase rents based on strong demographic/economic trends and as pandemic concessions burn-off.	Acquisition with strong in-place cash flow supported by a long term lease.

* For illustrative purposes only.

28

Select Case Studies (cont'd)*







Investment	Denver Office	Pittsburgh Mixed Use	Birmingham Multifamily
Loan Type	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan
Investment Date	02/2022	11/2021	11/2021
Collateral	194,575 SF Office Building	258,385 SF Mixed-use Property	323 Unit Garden Style Multifamily Property
Location	Greenwood Village, CO	Pittsburgh, PA	Hoover, AL
Committed Amount	$23 million	$53 million	$33 million
Coupon	S + 3.90%	L + 3.40%	L + 3.18%
Stabilized LTV	60.2%	63.5%	68.1%
Investment rationale	Refinancing of a recently renovated, well-located office building with opportunity to increase rents and occupancy to market levels.	Well-located landmark property with multifamily, office, event space and parking. Sponsor to finish capital plan and increase rents to market level.	Acquisition with opportunity to renovate unit interiors, exteriors and amenities and increase rents to market levels.

* For illustrative purposes only.

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Portfolio Developments and “Watch List” Loans 30 Pasadena, CA Retail(17) Louisville, KY Student Housing Loan Structure Senior floating-rate Senior floating-rate Origination Date July 2018 August 2017 Collateral Property 463k square foot retail center 271-unit student housing community Total Commitment $114 million $43 million Current UPB $114 million $43 million Cash Coupon* L + 3.3% L + 4.2% Stabilized LTV* 56% 73% Risk Rating 5 4 * See definition in the appendix. • Over the last few quarters, successfully resolved three of four nonaccrual loans, including the $54 million senior loan collateralized by an office property in Washington, D.C., which was sold in Q1 2022. • Actively pursuing resolution options with respect to the one remaining nonaccrual asset, the $114 million loan collateralized by a retail property in CA, which may include a foreclosure, a sale of the loan, or a sale of the property. • Deferred and added to principal only $0.5 million of interest income related to loans that had been modified in prior quarters. • Weighted average portfolio risk rating moderately improved to 2.5 at March 31, 2022 from 2.6 at December 31, 2021.

Financial Highlights and Capitalization

Prudent and Proactive Balance Sheet Management 32 GPMT MAINTAINS A CONSERVATIVE FINANCIAL POLICY ✓ Match funding of assets and liabilities to minimize interest-rate risk and maturities ✓ Proven access to diverse sources of public and private debt and equity capital ✓ Emphasis on liability management with meaningful proportion of non-recourse and non-mark-to- market borrowings ✓ Focus on maintaining ample liquidity; currently holding approximately $150 million of cash* ✓ Active monitoring of various covenants and leverage ratios when making funding decisions; Target total net debt-to-equity leverage of 3.0x–3.5x ✓ In response to the onset of the COVID-19 pandemic, GPMT management actively managed its balance sheet and improved liquidity position through several prudent measures including reducing borrowings on repurchase facilities and raising strategic financing on attractive terms, among others. * As of May 24, 2022.

Diversification of Funding Sources Over Time

CONSERVATIVE MANAGEMENT OF BROADLY DIVERSIFIED FUNDING SOURCES FOCUSED ON NON-MARK-TO-MARKET LIABILITIES

- Balance sheet management strategy emphasizes maintaining access to various sources of secured and unsecured funding while focusing on matching the term of assets and liabilities

At IPO


Repurchase Facilities

Total Leverage: ~0.9x
Recourse Leverage: ~0.9x
Non-MTM*: 0%

December 31, 2019


Senior Convertible Notes
Asset Specific
Revolving Facility
CLOs
Repurchase Facilities

Total Leverage: ~3.3x
Recourse Leverage: ~2.2x
Non-MTM*: 42%

March 31, 2022


Term Financing Facility
Asset Specific
Term Loan
Senior Convertible Notes
Repurchase Facilities
CLOs

Total Leverage: ~2.5x
Recourse Leverage: ~0.9x
Non-MTM*: ~74%

* See definition in the appendix.

33

FINANCIAL SUMMARY ▪ GAAP earnings* of $1.0 million, or $0.02 per basic share, inclusive of $(5.8) million, or $(0.11) per basic share, charge on early extinguishment of debt and $(3.7) million, or $(0.07) per basic share, provision for credit losses. ▪ Distributable Earnings** before write-off of $12.7 million, or $0.24 per basic share. Distributable Earnings** of $2.6 million, or $0.05 per basic share, inclusive of a $(10.1) million, or $(0.19) per basic share, write-off on loan sale. ▪ Book value per common share of $16.39, inclusive of $(0.67) per common share CECL reserve. ▪ Common stock cash dividend per share of $0.25; Series A preferred cash dividend per share of $0.4375. PORTFOLIO ACTIVITY ▪ Closed on $153.7 million of loan commitments and funded $172.9 million in total UPB, including prior commitments and one loan upsizing. ▪ Realized $172.4 million(18) in total UPB in loan repayments, principal amortization, and a loan sale related to the successful resolution of the $54 million nonaccrual senior loan collateralized by an office property in Washington, D.C. PORTFOLIO OVERVIEW ▪ Portfolio of $4.2 billion in total commitments comprised of over 99% senior loans with a weighted average stabilized LTV of 63.2%† and a weighted average yield at origination of LIBOR/SOFR 4.06%†. ▪ Portfolio is over 98% floating rate with a weighted average LIBOR/SOFR floor of 1.14%, which has declined from 1.57% in Q1 2021. ▪ Weighted average risk rating of 2.5 at March 31, 2022, versus 2.6 at December 31, 2021. ▪ CECL reserve of approx. 0.86% of total portfolio commitments, with a general reserve of approx. 0.54%. CAPITALIZATION & LIQUIDITY ▪ Expanded the permanent equity base to over $1 billion through a $90.8 million add-on preferred offering, bringing total preferred stock issued to approx. $205 million. ▪ Ended Q1 with over $148 million in cash on hand and total net debt-to-equity leverage of 2.5x. First Quarter 2022 Highlights 34 * Represents Net Income Attributable to Common Stockholders; see definition in the appendix. ** See definition and reconciliation to GAAP net income in the appendix. † See definition in the appendix.

CLOs Repurchase Facilities Senior Convertible Notes Term Loan Term Financing Facility Asset Specific Diversified Capital Sources 35* See definition in the appendix. FINANCING SUMMARY AS OF MARCH 31, 2022 ($ IN MILLIONS) Total Capacity Outstanding Balance(19) Wtd. Avg Coupon* Advance Rate Non- MTM* Repurchase Facilities(20) $2,100 $749 L/S + 1.96% 63.4% CLO-1 (GPMT 2018-FL1)(21) $104 L + 2.68% 38.4% CLO-2 (GPMT 2019-FL2) (22) $406 L + 1.85% 70.3% CLO-3 (GPMT 2021-FL3) $626 L + 1.66% 81.9% CLO-4 (GPMT 2021-FL4) (22) $503 L + 1.68% 80.9% Term Financing Facility(21) $129 L + 3.60% 37.9% Sr. Sec. Term Loan Facilities(21) $225 $100 8.00% — Asset-Specific Financing $150 $44 L + 1.70% 76.4% Convertible Notes due Dec. 2022 $144 5.63% — Convertible Notes due Oct. 2023 $132 6.38% — Total Borrowings $2,937 Stockholders’ Equity $1,088.5 FUNDING MIX WELL-DIVERSIFIED CAPITALIZATION PROFILE WITH MODERATE LEVERAGE LEVERAGE* 0.9x 2.5x 0.0x 1.0x 2.0x 3.0x 3/31/2022 Recourse Leverage Total Leverage ~74% Non – MTM*

PORTFOLIO CREDIT QUALITY ▪ Defensively positioned and broadly diversified portfolio of 100% CRE loans (over 99% senior first mortgages) with weighted average stabilized LTV of 63.2%*. ▪ Strong collections of interest through April 2022, with 100% of borrowers making their contractual payments in accordance with loan agreements(23). PORTFOLIO ACTIVITY ▪ Actively reviewing and quoting attractive new loan investment opportunities with a current forward pipeline of senior floating-rate loans of approximately $245 million in total commitments and initial fundings of approximately $210 million, which have either closed or are in the closing process, subject to fallout. ▪ So far in Q2, funded approximately $193 million of total principal balance, including approximately $25 million on existing loan commitments, and realized approximately $40 million of loan repayments.** CAPITALIZATION & LIQUIDITY ▪ Successfully refinanced two legacy funding vehicles, retiring inefficient and higher-cost liabilities and releasing approximately $180 million of capital at a favorable cost of funds. ▪ Repaid the remaining $100 million of borrowings under the senior secured term loan facilities. ▪ Extended maturity of the Morgan Stanley financing facility to June 2023, and increased the maximum borrowing capacity to $600 million. ▪ Current cash balance of approximately $150 million.** Post Quarter-End Business Update 36 * See definition in the appendix. ** As of May 24, 2022.

Endnotes

Endnotes 38 1) Run-rate earnings defined as Distributable Earnings, as defined in the appendix and the Company’s SEC filings, excluding any realized losses and other one- time charges. Please see a reconciliation of Distributable Earnings to GAAP net income in the appendix. 2) As a result of the extraordinary changes to the interest rate environment, combined with the fact that certain of our initiatives are not yet reflected in our financial results, we are providing additional detail on how these initiatives may potentially impact our financial results. The Company undertakes no obligation to provide similar or updated information in the future. 3) Based on carrying values as of March 31, 2022. 4) Refinancings closed in April 2022. 5) For illustrative purposes only and should not be relied on as a guaranty of performance or financial guidance. The assumed examples of incremental earnings potential are based on current market conditions and assumptions with respect to general business, economic, regulatory, and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that any of the assumed examples will be realized, the timing of any such realizations or that actual results will not be materially different than the examples presented on this slide. The assumed examples are not fact and should not be relied upon as any indication of future results, and you are cautioned not to place undue reliance on these examples. The Company undertakes no obligation to update the illustrations whether as a result of changes to the assumptions, or otherwise. The illustrations above constitute forward-looking statements and are subject to all of the risk factors contained in the reports we file with the SEC. 6) Run-rate NII defined as NII excluding any extraordinary and other one-time items. Assumes a current investment pipeline gross return on equity of approx. 11%; cost of funds on the proceeds released through the refinancings of approx. SOFR+2.25%; an increase in short-term interest rate index of an incremental 2.50% from March 31, 2022; cost of funds on the senior secured term loan facilities of 10%. 7) Potential net interest income from investing current excess liquidity of approx. $50 million at an initial gross return on equity of 9-11% increasing over time with rising short-term interest rates by an incremental 2.50% from March 31, 2022. 8) Slide 12 is Based on current market conditions and assumptions with respect to general business, economic, regulatory, and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that any of the assumed examples will be realized, the timing of any such realizations or that actual results will not be materially different than the examples presented on slide 12. The assumed examples are not fact or financial guidance and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on these examples. See slide 11 and note 9 below for certain of the Company’s assumptions. The illustrations above constitute forward-looking statements and are subject to all of the risk factors contained in the reports we file with the SEC. 9) Represents estimated change in net interest income for theoretical (+) 50 basis points parallel shifts in 1-month U.S. LIBOR/SOFR. All projected changes in quarterly net interest income are measured based off of current performance returns on portfolio as it existed on March 31, 2022. Reflects net interest income impact of an increase in the floating-rate benchmark interest rates referenced by our portfolio as of March 31, 2022, assuming no change in credit spreads, portfolio composition, or overall asset performance. Timing of ultimate change into positive interest rate sensitivity depends on the pace of loan originations and prepayments, forward interest rate curves, and other factors. Please note as of March 31, 2022, spot LIBOR of 0.4520% and SOFR of 0.3024% are being used. 10) We cannot assure you if or when we will complete these additional steps, priorities and goals, or whether they will achieve their intended results. Actual results could differ and such differences could be material.

Endnotes (cont’d) 39 11) For illustrative purposes only and should not be relied on as a guaranty of performance or financial guidance. This slide contains specific assumptions regarding performance. There can be no assurance the Company will perform as discussed. GPMT can provide no assurance regarding future market prices of GPMT’s common stock. The market price of GPMT’s common stock may be significantly affected by numerous factors, some of which are beyond GPMT’s control and may not be directly related to GPMT’s operating performance, dividends or book value. Additionally, no assurance can be given that GPMT will be able to pay dividends to GPMT’s stockholders at any time in the future or that the level of any dividends that GPMT does pay to its stockholders will achieve a market yield or increase or even be maintained over time. GPMT’s ability to pay dividends may be adversely affected by a number of factors, some of which are beyond GPMT’s control and may not be directly related to GPMT’s operating performance. Future dividend payments, if any, will be authorized by GPMT’s board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including GPMT’s historical and projected results of operations, cash flows and financial condition, GPMT’s financing covenants, maintenance of GPMT’s REIT qualification, applicable provisions of Maryland law, contractual provisions and such other factors as GPMT’s board of directors deems relevant. 12) Assumes quarterly dividend remains constant at $0.25 per common share. Adjusted Book Value per share reflects Q1 2022 Book Value per share of $16.39 adjusted for $0.21 per share and $0.03 per share, respectively, charges on early extinguishment of debt related to the repayment of the senior secured term loan facilities and the term financing facility during Q2 2022. We are presenting Adjusted Book Value per share to convey the estimated impact of recent events on our book value. There can be no assurance that we will maintain our current dividend rate or what our book value per share will be in the future. 13) Mixed-use properties represented based on allocated loan amounts. 14) Data based on principal balance of investments. Due to rounding, individual figures may not add up to the totals presented. 15) Includes fundings of prior loan commitments of $34.6 million, loan upsizing of $6.2 million and capitalized deferred interest of $0.5 million. 16) Max remaining term assumes all extension options are exercised, if applicable. 17) Loan was placed on nonaccrual status as of June 2021. 18) Excludes a write-off of $(10.1) million. 19) Outstanding principal balance, excludes deferred debt issuance costs. 20) Includes all repurchase facilities. Includes option to be exercised at the Company’s discretion, subject to customary terms and conditions, to increase the maximum facility amount of the Morgan Stanley facility from $500 million to $600 million, the Wells Fargo facility from $100 million to up to $200 million, and the Goldman Sachs facility from $250 million to $350 million. Subsequent to March 31, 2022, the Company entered into a modification on the Morgan Stanley facility and increased the maximum facility capacity amount up to $600 million as well as extending the maturity date of the facility to June 28, 2023. 21) Subsequent to March 31, 2022, the company repaid these borrowings in full. 22) GPMT 2019-FL2 and GPMT 2021-FL4 advance rate includes $84.1 million and $19.8 million of restricted cash, respectively. 23) Includes loan modifications and the nonaccrual loan.

Appendix

SUMMARY INCOME STATEMENT ($ IN MILLIONS, EXCEPT PER SHARE DATA) Net Interest Income $23.5 (Provision for) Credit Losses $(3.7) Loss on Early Extinguishment of Debt $(5.8) Fee Income $0.5 Operating Expenses $(9.9) Dividends on Preferred Stock $(3.6) GAAP Net Income* $1.0 Basic Wtd. Avg. Common Shares 53,857,051 Diluted Wtd. Avg. Common Shares 53,961,497 Net Income Per Basic Share $0.02 Net Income Per Diluted Share $0.02 Common Dividend Per Share $0.25 Preferred Dividend Per Share $0.4375 First Quarter 2022 Financial Summary 41* See definition in this appendix. SUMMARY BALANCE SHEET ($ IN MILLIONS, EXCEPT PER SHARE DATA, REFLECTS CARRYING VALUES) Cash $148.2 Loans Held-for-Investment, net $3,750.5 Repurchase Facilities $748.6 Securitized (CLO) Debt $1,632.0 Term Financing Facility $127.3 Senior Secured Term Loan Facilities $93.6 Asset-Specific Financing $43.6 Senior Unsecured Convertible Notes $273.4 Preferred Equity $205.7 Common Equity $882.8 Total Stockholders’ Equity $1,088.5 Common Shares Outstanding 53,855,577 Book Value Per Common Share $16.39

$16.70 $16.39 $0.29 $(0.07) $(0.11) $(0.07) $(0.25) $(0.06) $(0.04) $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 $17.50 12/31/2021 Pre-Provision, Pre- Loss Earnings (Provision for) Credit Losses Loss on Early Extinguishment of Debt Series A Preferred Dividend Declaration Common Stock Dividend Declaration Series A Preferred Stock Issuance Costs Equity Compensation 3/31/2022 Key Drivers of First Quarter 2022 Earnings and Book Value Per Share • GAAP earnings* of $1.0 million, or $0.02 per basic share, inclusive of a $(5.8) million, or $(0.11) per basic share, loss on early extinguishment of debt related to partial repayment of the term loan and a $(3.7) million, or $(0.07) per basic share, provision for credit losses, of which $(0.04) is related to the resolution of the Washington, D.C. office loan. • Q1 2022 book value per common share reflects a $(0.06) per share of costs related to the additional issuance of approximately 3.6 million shares of preferred stock. 42 BOOK VALUE WALK * * Represents Net Income Attributable to Common Stockholders; see definition in this appendix.

5.1% 2.7% 8.8% 21.6% 36.4% 4.2% 17.7% 3.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2015 2016 2017 2018 2019 2020 2021 2022 % o f P o rt fo li o 1 -M o n th U .S . L IB O R / S O F R % of Floating Rate Loan Portfolio Wtd. Avg. LIBOR/SOFR Floor by Loan Vintage Wtd. Avg. Portfolio LIBOR/SOFR Floor 1.14% 43 Distribution and Migration of LIBOR/SOFR Floors MIGRATION OF WEIGHTED AVERAGE PORTFOLIO LIBOR/SOFR FLOOR • Portfolio is over 98% floating rate with a weighted average LIBOR/SOFR floor of 1.14%, which is currently benefiting net interest margin and earnings. • Approximately 39% of the portfolio is subject to a LIBOR/SOFR floor of 1.00% or lower and approximately 63% of the portfolio is subject to a LIBOR/SOFR floor of 1.50% or lower. • The portfolio weighted average LIBOR/SOFR floor has declined approximately 0.43% since Q1 2021, as the assets have continued to shift from older vintage loans with higher floors to new loans with lower floors, which has helped reduce sensitivity of net interest income to rising short-term rates. WEIGHTED AVERAGE LIBOR/SOFR FLOOR BY LOAN VINTAGE * 1.57% 1.55% 1.30% 1.17% 1.14% 1.00% 1.20% 1.40% 1.60% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 * Reflects changes to LIBOR/SOFR floors arising from loan modifications in prior period.

Reconciliation of GAAP Net Income to Distributable Earnings* 44 ($ IN MILLIONS, EXCEPT PER SHARE DATA) (UNAUDITED) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 GAAP Net Income* $1.0 $6.7 $18.6 $14.2 $28.0 Adjustments: Provision (Benefit from) for Credit Losses $3.7 $(5.0) $(5.8) $(0.2) $(9.1) Loss on Extinguishment of Debt $5.8 $8.9 $- $- $- Non-Cash Equity Compensation $2.2 $2.0 $2.0 $1.6 $1.9 Distributable Earnings* Before Write-off $12.7 $12.7 $14.8 $15.7 $20.7 Write-off on Loan Sale $(10.1) $- $(9.7) $- $- Distributable Earnings* $2.6 $12.7 $5.1 $15.7 $20.7 Basic Wtd. Avg. Common Shares 53,857,051 53,789,465 54,453,546 55,009,732 55,137,608 Diluted Wtd. Avg. Common Shares 53,961,497 54,299,754 56,735,278 58,526,985 71,834,396 Distributable Earnings* Per Basic Share Before Loan Write-off $0.24 $0.24 $0.27 $0.29 $0.38 Distributable Earnings* Per Basic Share $0.05 $0.24 $0.09 $0.29 $0.38 * See definition in this appendix.

($ in thousands) At 3/31/21 At 6/30/21 At 9/30/21 At 12/31/21 At 3/31/22 ASSETS Loans and securities $3,859,269 $3,635,315 $3,659,691 $3,782,205 $3,784,624 Allowance for credit losses $(59,433) $(57,671) $(45,480) $(40,897) $(34,154) Carrying Value $3,799,836 $3,577,644 $3,614,211 $3,741,308 3,750,470 LIABILITIES Other liabilities impact* $3,630 $5,198 $1,889 $1,517 $1,841 STOCKHOLDERS’ EQUITY Cumulative earnings impact $(63,063) $(62,869) $(47,369) $(42,414) $(35,995) Financial Statements Impact of CECL Reserves 45 • Total allowance for credit losses of $36.0 million, of which $1.8 million is related to future funding obligations and recorded in other liabilities. • Loans reported on the balance sheet are net of the allowance for credit losses. ($ in thousands) Q1 2022 Change in provision for credit losses: Loans held-for-investments $(3,364) Other liabilities* $(324) Total provision for credit losses $(3,688) * Represents estimated allowance for credit losses on unfunded loan commitments.

Summary of Investment Portfolio 46 ($ IN MILLIONS) Maximum Loan Commitment Principal Balance Carrying Value Cash Coupon* All-in Yield at Origination* Original Term (Years)* Initial LTV* Stabilized LTV* Senior Loans* $4,155.0 $3,782.7 $3,737.3 L/S + 3.48% L/S+ 4.06% 3.1 66.2% 63.3% Subordinated Loans $14.6 $14.6 $13.2 8.24% 8.32% 10.0 42.7% 37.2% Total Weighted/Average** $4,169.7 $3,797.3 $3,750.5 L/S+ 3.48% L/S + 4.06%* 3.1 66.1% 63.2% * See definition in this appendix. ** Due to rounding figures may not result in the totals presented.

Investment Portfolio Detail

($ IN MILLIONS)	Type*	Origination Date	Maximum Loan Commitment	Principal Balance	Carrying Value	Cash Coupon*	All-in Yield at Origination*	Original Term (Years)*	State	Property Type	Initial LTV*	Stabilized LTV*
Asset 1	Senior	12/15	120.0	120.0	118.7	L + 4.15%	L + 4.43%	4.0	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	10/19	120.0	93.0	92.5	L + 3.24%	L + 3.86%	3.0	CA	Office	63.9%	61.1%
Asset 3	Senior	07/18	114.1	114.1	99.5	L + 3.34%	L + 4.27%	2.0	CA	Retail	50.7%	55.9%
Asset 4	Senior	12/19	111.1	98.3	97.7	L + 2.75%	L + 3.23%	3.0	IL	Multifamily	76.5%	73.0%
Asset 5	Senior	08/19	100.3	92.8	91.5	L + 2.80%	L + 3.26%	3.0	MN	Office	73.1%	71.2%
Asset 6	Senior	12/18	96.5	81.0	79.9	L + 3.75%	L + 5.21%	3.0	NY	Mixed-Use	26.2%	47.6%
Asset 7	Senior	07/19	94.0	80.8	79.7	L + 3.69%	L + 4.32%	3.0	IL	Office	70.0%	64.4%
Asset 8	Senior	10/19	87.8	85.7	85.2	L + 2.55%	L + 3.05%	3.0	TN	Office	70.2%	74.2%
Asset 9	Senior	01/20	81.9	67.0	66.6	L + 3.25%	L + 3.93%	3.0	CO	Industrial	47.2%	47.5%
Asset 10	Senior	06/19	81.7	81.4	81.2	L + 2.69%	L + 3.05%	3.0	TX	Mixed-Use	71.7%	72.2%
Asset 11	Senior	10/19	76.8	76.8	75.8	L + 3.36%	L + 3.73%	3.0	FL	Mixed-Use	67.7%	62.9%
Asset 12	Senior	12/16	71.8	68.6	68.4	L + 4.25%	L + 4.87%	4.0	FL	Office	73.3%	63.2%
Asset 13	Senior	11/17	71.5	71.5	71.0	L + 4.45%	L + 5.20%	3.0	TX	Hotel	68.2%	61.6%
Asset 14	Senior	12/19	65.2	55.4	55.0	L + 2.80%	L + 3.28%	3.0	NY	Office	68.8%	59.3%
Asset 15	Senior	07/21	63.3	60.9	60.4	L + 3.00%	L + 3.39%	3.0	LA	Multifamily	68.8%	68.6%
Assets 16-103	Various	Various	2,813.7	2,550.0	2,527.4	L +/S + 3.54%	L +/S + 4.12%	3.2	Various	Various	67.2%	63.3%
Total/Weighted Average			**$4,169.7**	**$3,797.3**	**$3,750.5**	**L +/S + 3.48%**	**L +/S + 4.06%***	**3.1**			**66.1%**	**63.2%**

* See definition in this appendix.

47

Condensed Balance Sheets 48 GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT SHARE DATA) March 31, 2022 December 31, 2021 ASSETS (unaudited) Loans held-for-investment $ 3,784,624 $ 3,782,205 Allowance for credit losses (34,154) (40,897) Loans held-for-investment, net 3,750,470 3,741,308 Cash and cash equivalents 148,162 191,931 Restricted cash 105,972 12,362 Accrued interest receivable 11,142 10,716 Other assets 31,067 32,201 Total Assets $ 4,046,813 $ 3,988,518 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Repurchase facilities $ 748,555 $ 677,285 Securitized debt obligations 1,631,991 1,677,619 Asset-specific financings 43,622 43,622 Term financing facility 127,303 127,145 Convertible senior notes 273,369 272,942 Senior Secured term loan facilities 93,589 139,880 Dividends payable 17,395 14,406 Other liabilities 21,495 21,436 Total Liabilities 2,957,319 2,974,335 Commitments and Contingencies 10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 issued and outstanding ($1,000,000 liquidation preference) 1,000 1,000 Stockholders’ Equity 7.00% Series A cumulative redeemable preferred stock, par value $.01 per share; 8,280,000 shares authorized and 8,229,500 and 4,596,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share 82 46 Common stock, par value $0.01 per share; 450,000,000 shares authorized and 53,855,577 and 53,789,465 shares issued and outstanding, respectively 539 538 Additional paid-in capital 1,213,274 1,125,241 Cumulative earnings 176,154 171,518 Cumulative distributions to stockholders (301,680) (284,285 Total Granite Point Mortgage Trust Inc. Stockholders’ Equity 1,088,369 1,013,058 Non-controlling interests 125 125 Total Equity $ 1,088,494 $ 1,013,183 Total Liabilities and Stockholders’ Equity $ 4,046,813 $ 3,988,518

Condensed Statements of Comprehensive Income (Loss) 49 GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (in thousands, except share data) Three Months Ended March 31, 2022 2021 Interest income: (unaudited) (unaudited) Loans held-for-investment $ 47,298 $ 54,039 Cash and cash equivalents 23 100 Total interest income 47,321 54,139 Interest expense: Repurchase facilities 5,008 8,951 Securitized debt obligations 9,732 4,617 Convertible senior notes 4,546 4,518 Term financing facility 1,373 2,122 Asset-specific financings 282 877 Senior secured term loan facilities 2,868 5,280 Total Interest Expense 23,809 26,365 Net interest income 23,512 27,774 Other income (loss): (Provision for) Benefit from credit losses (3,688) 9,119 Loss on extinguishment of debt (5,791) — Fee income 493 — Total other income (loss) (8,986) 9,119 Expenses: Compensation and benefits 5,816 5,460 Servicing expenses 1,461 1.316 Other operating expenses 2,614 2,127 Total expenses 9,891 8,903 Income before income taxes 4,635 27,990 Benefit from income taxes (1) (1) Net income 4,636 27,991 Dividends on preferred stock 3,625 25 Net income attributable to common stockholders $ 1,011 $ 27,966 Basic earnings per weighted average common share $ 0.02 $ 0.51 Diluted earnings per weighted average common share $ 0.02 $ 0.45 Dividends declared per common share $ 0.25 $ 0.25 Weighted average number of shares of common stock outstanding: Basic 53,857,051 55,137,608 Diluted 53,961,497 71,834,396 Comprehensive income: Net income attributable to common stockholders $ 1,011 $ 27,966 Comprehensive income $ 1,011 $ 27,966

▪ Beginning with our Annual Report on Form 10-K for the year ended December 31, 2021, and for all subsequent reporting periods ending on or after December 31, 2021, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business. ▪ We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income (loss) or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments. Distributable Earnings 50

▪ While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended March 31, 2022, we recorded a $(3.7) million provision for credit losses, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. Pursuant to our existing policy for reporting Distributable Earnings referenced above, during the three months ended March 31, 2022, we recorded a $(10.1) million write-off on loan sale, which we included in Distributable Earnings because we did not collect all amounts due at the time the loan was sold. During the three months ended March 31, 2022, we recorded a $(5.8) million loss on early extinguishment of debt, which has been excluded from Distributable Earnings consistent with certain one-time expenses pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business. ▪ Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies. Distributable Earnings (cont’d) 51

Other Definitions 52 All-in Yield at Origination ▪ Provided for illustrative purposes only. Calculations of all-in yield at origination are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications. Calculations of all-in weighted average yield at origination exclude fixed rate loans. Cash Coupon ▪ Cash coupon does not include origination or exit fees. Future Fundings ▪ Fundings to borrowers of loan principal balances under existing commitments on our loan portfolio. Initial LTV ▪ The initial loan amount (plus any financing that is pari passu with or senior to such loan) divided by the as is appraised value (as determined in conformance with USPAP) as of the date the loan was originated set forth in the original appraisal. Net Income Attributable to Common Stockholders ▪ GAAP net income (loss) attributable to our common stockholders after deducting dividends attributable to our cumulative redeemable preferred stock. Non — MTM ▪ Non-Mark-to-Market. Original Term (Years) ▪ The initial maturity date at origination and does not include any extension options and has not been updated to reflect any subsequent extensions or modifications, if applicable. Pre-Provision, Pre-Loss Earnings ▪ Net interest income, less operating expenses and provision for income taxes. Recourse Leverage ▪ Borrowings outstanding on repurchase facilities, asset-specific financings, convertible senior notes and senior secured term loan facilities, less cash, divided by total stockholders’ equity. Senior Loans ▪ “Senior” means a loan primarily secured by a first priority lien on commercial real property and related personal property and also includes, when applicable, any companion subordinate loans.

Other Definitions (cont’d) 53 Stabilized LTV ▪ The fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. Total Leverage ▪ Borrowings outstanding on repurchase facilities, securitized debt obligations, asset-specific financings, convertible senior notes and senior secured term loan facilities, less cash, divided by total stockholders’ equity. Wtd. Avg Coupon ▪ Does not include fees and other transaction related expenses.

Company Information 54 Granite Point Mortgage Trust Inc. is an internally-managed real estate finance company that focuses primarily on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point was incorporated in Maryland on April 7, 2017, and has elected to be treated as a real estate investment trust for U.S. federal income tax purposes. For more information regarding Granite Point, visit www.gpmtreit.com. Contact Information: Corporate Headquarters: 3 Bryant Park, 24th Floor New York, NY 10036 212-364-5500 New York Stock Exchange: Symbol: GPMT Investor Relations: Marcin Urbaszek Chief Financial Officer 212-364-5500 Investors@gpmtreit.com Transfer Agent: Equiniti Trust Company P.0. Box 64856 St. Paul, MN 55164-0856 800-468-9716 www.shareowneronline.com Credit Suisse Douglas Harter (212) 538-5983 JMP Securities Steven DeLaney (212) 906-3517 Keefe, Bruyette & Woods Jade Rahmani (212) 887-3882 Raymond James Stephen Laws (901) 579-4868 Analyst Coverage:* * No report of any analyst is incorporated by reference herein and any such report represents the sole views of such analyst.